UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
June 20, 2011
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
On June 20, 2011, the Compensation Committee of the Board of Directors of Northrop Grumman Corporation (the “Company”) approved a lump sum payment of $750,000 to James F. Palmer, Corporate Vice President and Chief Financial Officer, in lieu of relocation benefits to which he is otherwise entitled. The payment is to be made upon Mr. Palmer’s relocation to the Company’s new headquarters in Falls Church, Virginia. In exchange for this payment, Mr. Palmer will forfeit all benefits he would have been entitled to receive under the Company’s relocation policy.
The terms are set forth in their entirety in a letter dated June 23, 2011, signed by Mr. Wes Bush, Chief Executive Officer and President of the Company, and accepted by Mr. Palmer. A copy of the letter is attached as Exhibit 10.1 to this Report.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Letter dated June 23, 2011 from Wes Bush, Chief Executive Officer and President regarding terms of the relocation arrangement for James F. Palmer, Corporate Vice President and Chief Financial Officer, in connection with the relocation of the Company headquarters.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)
By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: June 24, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Letter dated June 23, 2011 from Wes Bush, Chief Executive Officer and President regarding terms of the relocation arrangement for James F. Palmer, Corporate Vice President and Chief Financial Officer, in connection with the relocation of the Company headquarters.

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